EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                  March 8, 2000


BrowseSafe.com, Inc.
335 West 9th Street, #100
Indianapolis, Indiana 46202

         RE:      Registration Statement on Form S-8 Relating to Consulting
                  Agreements

Ladies/Gentlemen:

         We hereby consent to the incorporation by reference of our report dated October 8, 1999, relating to the financial statements of BrowseSafe.com LLC (predecessor to BrowseSafe.com, Inc., a development stage), included in the Company's Registration Statement, on Form 10-SB (File No. 0-282793), filed on November 24, 1999 for the period 2-10-98 (date of inception) to December 31, 1998 as of and for the year ended December 31, 1998 in the Registration Statement on Form S-8 pertaining to the Consulting Agreements.

                                    Very truly yours,

                                    /s/ Katz Sapper & Miller, LLP
                                    -------------------------------
                                    Katz Sapper & Miller, LLP
                                    Certified Public Accountants